Exhibit 99.1

CONTACTS:

Metro One Telecommunications, Inc.

Duane Fromhart, Chief Financial Officer
(503) 643-9500

Edelman (Public Relations)
Stacy Doyle
(503) 227-5767
stacy.doyle@edelman.com

Financial Dynamics
Jim Byers (investors)
FOR IMMEDIATE RELEASE	(415) 439-4504

MBNA ADDS INFONE PERSONAL ASSISTANT SERVICES
AS A FEATURE FOR ALL MBNA CREDIT CARDHOLDERS

First-of-its-kind relationship offers added features,
including lost cell phone insurance for credit cardholders.

PORTLAND, Oregon – June 1, 2005 – Metro One Telecommunications, Inc. (Nasdaq: INFO), the leading provider of Enhanced Directory Assistance® and other enhanced telecom services, announced today that its subsidiary, Infone LLC, has signed an agreement with MBNA to make Infone services available to MBNA credit cardholders.  Under the agreement, Infone will provide MBNA cardholders with personal assistant services via telephone.  Long-term plans call for Infone to provide support for over-the-phone shopping and other services for MBNA cardholders.

Infone is a high-quality, telephonic personal assistant service that offers, on a 24/7 basis, access over any phone to live operators who provide a number of services, including:

•                  Enhanced Directory Assistance®, including connectivity and low long distance calling rates.  At only $0.89 for any call up to 15 minutes and just $0.05 a minute after that, Infone provides an inexpensive alternative to other long distance rates.

•                  Access to contacts and appointment calendars, (e.g. Outlook, Palm and others).

•                  Turn-by-turn driving directions, including “find-me-the-nearest” searches for things like restaurants, hotels, and movie tickets.

•                  Voice E-mailTM, a service that allows the processing of e-mail over any phone, without the need for a computer or an expensive, special-purpose handheld device.

Complete lists and descriptions of all Infone services are available at www.infone.com.

The agreement with MBNA provides for automatic enrollment for select MBNA cardholders.  MBNA cardholders must call or go online to activate.  And, by activating the Infone service before September 30, 2005, MBNA cardholders will receive free lost cell phone insurance coverage for 90 days.  Thereafter, free insurance coverage may be maintained by simply making two or more paid Infone calls per month.

As part of the program, MBNA is also providing cardholders with a rebate on the cost of Infone calls.

“The MBNA relationship is a significant step in providing Infone’s personal assistant services to large numbers of consumers, both day and night,” said Timothy Timmins, president and chief executive officer of Metro One Telecommunications.  “Whether it’s checking e-mail on the go or using the service to make dining reservations, Infone gives MBNA cardholders the ability to better manage their lives.”

“MBNA is using Infone to innovatively bring additional value to its Customers and to improve the ease of mobile commerce,” added Timmins.  “We are excited to be associated with MBNA and will work hard to mirror their dedication to satisfying the Customer.”

Metro One Telecommunications, Inc. is the leading developer and provider of Enhanced Directory Assistance and other enhanced telecom services.  The Company operates a network of call centers located strategically throughout the U.S.  Infone® is Metro One’s premium personal assistant telephone service.  Infone is a registered trademark of Metro One Telecommunications, Inc.  For more information, visit the Infone website at www.infone.com.

MBNA (NYSE:KRB), the largest independent credit card lender in the world and a recognized leader in affinity marketing, is an international financial services company providing lending, deposit, and credit insurance products and services.  MBNA credit cards and related products and services are endorsed by more than 5,000 organizations worldwide.  For more information, visit the company’s website at www.MBNA.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, factors detailed in the Company’s Securities and Exchange Commission filings.  The forward-looking statements should be considered in light of these risks and uncertainties.

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